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    (a)  EXHIBIT 11. STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                        Nine Months Ended
                                                                       September  30, 1996
                                                                       -------------------
                                                                         (In Thousands
                                                                      Except Per Share Data)

          1.  Net Income                                                    $ 23,206
                                                                            ========
          2.  Weighted average common
                shares outstanding                                            21,864
          3.  ESOP shares not committed to be released                        (2,093)
          4.  RRP shares purchased but unallocated                               (33)
          5.  Common stock equivalents due to dilutive
                effect of stock options                                          975
                                                                            --------
          6.  Total weighted average common shares
                and equivalents outstanding                                   20,713
                                                                            ========

          7.  Primary earnings per share:                                   $   1.12
                                                                            ========

          8.  Total weighted average common shares and
                equivalents outstanding                                       20,713
          9.  Additional dilutive common stock equivalents due to
                effect of stock options                                           33
                                                                            --------
         10.  Total outstanding shares for fully diluted earnings
                per share computation                                         20,746
                                                                            ========

         11.  Fully diluted earnings per share:                             $   1.12
                                                                            ========


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